Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated March 10, 2006, accompanying the consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Intevac, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8.
/s/ GRANT THORNTON LLP
San Jose, California
May 22, 2006